GLENAYRE TECHNOLOGIES, INC. MANAGEMENT BY OBJECTIVE PLAN

                                                                      EXHIBIT 10


The Glenayre Technologies, Inc. Management By Objective Plan was created to motivate and provide incentive to the key managers of Glenayre Technologies, Inc. and its wholly-owned subsidiaries around the world to maximize profits. The plan is based on the Targeted Performance of the Company and each Business Sector and on the Participant's Individual Performance as agreed upon during the Glenayre Performance Appraisal process.

Your MBO Level is a percentage of your Annual Base Salary approved each year by the Chief Executive Officer, and/or Sr. Vice President, Human Resources as applicable. In addition, Executive Officer MBO levels are approved each year by the Board of Directors.

Your Target MBO Bonus is comprised of three components: Business Sector Performance, Company Performance and Individual Performance. You can achieve up to 200% of your Target MBO Bonus if your Business Sector and the Company achieve certain targets.


TARGET MBO BONUS :

This is your Annual Base Salary X your MBO Level at 100% of target for each component.

EXAMPLE:

If your Annual Base Salary is $50,000 and your MBO Level is 20%, your Target MBO Bonus would be as follows:

Target MBO Bonus  $10,000

Individual 30%    $ 3,000
Sector  50%       $ 5,000
Company 20%       $ 2,000


NOTE: THERE ARE ADDITIONAL EXAMPLES FOLLOWING THE INDIVIDUAL PERFORMANCE SECTION THAT ILLUSTRATE POTENTIAL MBO BONUS PAYMENTS AT VARIOUS LEVELS OF PERFORMANCE FOR EACH COMPONENT.

BUSINESS SECTOR PERFORMANCE

Business Sector Performance Component = 50% of Target MBO Bonus (except for Participants in the Corporate MBO Bonus Plan where it is not applicable).

Business Sector Performance is based on the Business Sector's Total Performance Objective, which is defined as Contribution Margin less Controllable Costs, less allocations and indirect cost.

Contribution Margin is defined as Net Sales less Materials, Labor, Variable Burden and Other Costs of Sales (all as determined under the Company's normal accounting methods).

Indirect costs and allocation methods are determined by the Financial Budget Team and approved by the Chief Financial Officer during the annual planning cycle.

Controllable Costs are comprised of the cost centers directly controlled by the Business Sector.

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            GLENAYRE TECHNOLOGIES, INC. MANAGEMENT BY OBJECTIVE PLAN

If a Participant transfers from one Business Sector to another, the quarterly MBO bonus will be calculated based upon which sector he or she was in for the majority of the plan period. (Majority is defined as greater than 1/2 of the period.)

Quarterly Business Sector Performance targets are established in support of the Company's business plan.

If the actual quarterly Business Sector Performance meets Compensation Plan Minimum Target, an MBO payment will be made proportionate to Business Sector Performance (actual /target) up to the maximum Compensation Plan Stretch Target of the Targeted Earnings Performance. The Business Sector MBO bonus payment is independent of the Company Performance Bonus.

EXAMPLE:

Annual Business Sector Target Bonus = $5,000 ( Annual Base Salary X Target MBO Bonus X Business Sector Performance Portion ($50,000 X 20% X 50%)).

Quarterly Business Sector Target MBO Bonus Payments at 100%  =

QUARTER           CALCULATION                      TARGET MBO BONUS    QTR. PMT.

1st Quarter       5,000 X 12.5% =                          $   625      $   625
2nd Quarter       5,000 X 25% - 1st Qtr. Pmt. =            $ 1,250      $   625
3rd. Quarter      5,000 X 52% -1st and 2nd Qtr. Pmts. =    $ 2,600      $ 1,350
4th Quarter 5,000 X 100% - 1st, 2nd, and 3rd. Qtr. Pmts. = $ 5,000      $ 2,400

Total Business Sector Performance Portion at 100% of Target             $ 5,000

Both Business Sector Performance and MBO bonus opportunity are cumulative, so that quarterly targets are based on year-to-date targets for each quarter, which may adjust your MBO bonus opportunity during the course of the Plan Year.

If the actual performance for your Business Sector is proportionate to 110% of your Target MBO Bonus, as a Participant, you will receive 110% of your target Business Sector Performance bonus opportunity.

                ACTUAL % OF TARGET        TARGET MBO          ACTUAL MBO
                    MBO BONUS                BONUS               BONUS

1ST QUARTER           95%                  $625             $  593.75


2ND QUARTER          110%                  $1,250.00        $1,375.00
                                           -  593.75        -  593.75
                                          -----------       ----------
                                           $  656.25        $  781.25

COMPANY PERFORMANCE

Company Performance Component = 20% of Target MBO Bonus (except for Participants in the Corporate MBO Bonus Plan, where it comprises 70% of Target MBO Bonus).

Company Performance is based on Income from Operations which is defined below.

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            GLENAYRE TECHNOLOGIES, INC. MANAGEMENT BY OBJECTIVE PLAN

Quarterly Company Performance targets are established in support of the Company's business plan.

If the actual quarterly Company Performance meets Compensation Plan Minimum Target, an MBO payment will be made proportionate to Company Performance (actual /target) up to the maximum Compensation Plan Stretch Target of the Targeted Earnings Performance. The Company MBO bonus payment is independent of the Business Sector Performance Bonus.

EXAMPLE:

Annual Company Target Bonus = $2,000 ( Annual Base Salary X Target MBO Bonus X Company Performance Portion ( $50,000 X 20% X 20%)).

Quarterly Company Target MBO Bonus payments at 100%  =

QUARTER           CALCULATION                             TARGET MBO BONUS    QTR. PMT.

1st Quarter       2,000 X 12.5% =                                $250         $   250
2nd Quarter       2,000 X 25% - 1st Qtr. Pmt. =                  $500         $   250
3rd. Quarter      2,000 X 52% -1st and 2nd Qtr. Pmts. =          $1,040       $   540
4th Quarter       2,000 X 100% - 1st, 2nd, and 3rd. Qtr. Pmts. = $2,000       $   960

Total Company Performance Portion at 100% of Target                           $ 2,000

Both Company Performance and MBO bonus opportunity are cumulative, so that quarterly targets are based on year-to-date targets for each quarter, which may adjust your MBO bonus opportunity during the course of the year.

If the actual Company performance is proportionate to 110% of your Target MBO Bonus, as a Participant, you will receive 110% of your target Company Performance bonus opportunity.

               ACTUAL % TARGET              TARGET MBO       ACTUAL MBO
                 MBO BONUS                     BONUS           BONUS

1ST QUARTER        95%                         $250           $ 237.50


2ND QUARTER       110%                         $500.00        $550.00
                                               - 237.50       -237.50
                                               --------       -------
                                               $262.50        $312.50

INDIVIDUAL PERFORMANCE

Individual Performance Component = 30%

At the beginning of the Plan Year, you and your manager will establish a minimum of three measurable goals to be achieved within the Plan Year. You will be measured at the end of the Plan Year based on your achievement of these goals, which will be directly tied to the 30% Individual Performance portion of your total Target MBO Bonus.

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            GLENAYRE TECHNOLOGIES, INC. MANAGEMENT BY OBJECTIVE PLAN

The Individual Performance component of the Plan is evaluated at year-end and is paid annually in the final MBO Bonus Plan payment. This MBO bonus payment is independent of the Company Performance bonus unless the Company Performance exceeds the target, in which case the Individual Performance bonus will be paid proportionate to Company Performance.

EXAMPLE:

Individual Performance Bonus Formula:

Individual Performance Bonus = Annual Base Salary X Target MBO Bonus
                               X 30% ( Individual Performance Portion)
                               X Percent of Individual Objectives Achieved X Company Performance ( If actual Company Performance exceeds target)


Individual Performance Target Bonus =                 $3,000
            Individual Performance Achievement:          100%
            Company Performance:                         110%
            Individual Bonus Paid =                   $3,300
            Objectives Achieved X Company Earnings Performance ( If actual Company Performance exceeds target)

EXAMPLES OF ANNUAL MBO BONUS PAYMENT AT DIFFERENT PERFORMANCE LEVELS

Salary                  $50,000
MBO Level               20%
Target MBO Bonus        $10,000

              Component Weights  Target MBO Bonus

Individual        30%               $3,000
Business Sector   50%               $5,000
Company           20%               $2,000

EXAMPLE #1

                 ACTUAL % OF TARGET                 MBO BONUS AMOUNT
                     MBO BONUS

Individual              83%                          $ 2,739
Business Sector        162%                          $ 8,100
Company                110%                          $ 2,200

Total                                                $13,039

EXAMPLE #2
                 ACTUAL % OF TARGET                 MBO BONUS AMOUNT
                     MBO BONUS

Individual              70%                          $ 3,360
Business Sector         80%                          $ 4,000
Company                160%                          $ 3,200

Total                                                $10,560

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            GLENAYRE TECHNOLOGIES, INC. MANAGEMENT BY OBJECTIVE PLAN

EXAMPLE #3

                ACTUAL % OF TARGET                  MBO BONUS AMOUNT
                    MBO BONUS


Individual               52%                         $ 1,560
Business Sector         150%                         $ 7,500
Company                  30%                         $     0

Total                                                $ 9,060

PAYMENTS

1. Company Performance and Business Sector Performance bonus payments are paid quarterly to participants who meet the Eligibility Requirements.
2. Individual Performance bonus payments are paid annually to participants who meet the Eligibility Requirements.
3. All MBO bonus payments are made through special payroll check with all applicable taxes and contributions withheld.

Participation or eligibility to participate in the Plan is not a guarantee of employment or of continued payment. The Plan is subject to change or revocation at the discretion of the Board of Directors or the Chief Executive Officer of the Company.


DEFINITIONS

o    Company -- Glenayre Technologies, Inc. and its subsidiaries.

o    Currency Exchange Rate -- Average internal exchange rate for the Plan Year.

o Income from Operations -- Income from the operations of the Company less allocations and indirect costs, excluding the impact of interest income or expense, exchange gain/(loss), other income/(loss), income taxes or investment tax credits, any real estate transactions and expenses, and business unit disposal or acquisition costs.

o    Eligibility  Requirements--
     a. Quarterly MBO bonus payments - Participants who remain employed for the full fiscal quarter. New participant or changes to current participant's Target MBO bonus will be prorated based on the length of time of eligibility.
     b. Year-end MBO bonus payment - Participants who remain employed for the Full Plan Year.
     c. Participants must maintain a satisfactory level of performance through the Plan period(s).

     Periods of paid or unpaid leave of absence in excess of 30 days per year will not be considered for MBO eligibility. Annual Base Salary will be prorated according to the length of disability. Payment of earned MBO bonuses will be paid upon return to work from a leave of absence.


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            GLENAYRE TECHNOLOGIES, INC. MANAGEMENT BY OBJECTIVE PLAN

o Annual Base Salary -- Annual base salary (prior to deductions for contributions to the 401(k) Plan, for health care coverage, to flexible spending accounts, or to any other Company sponsored pre-tax or deferred compensation plans) received by a Participant from the Company while participating in the Plan.

o Individual Performance -- A minimum of three measurable objectives stated on the Glenayre Performance Appraisal form for the Participant. These objectives are established by the Participant and his/her manager. The achievement of these objectives is monitored by the Participant's manager. The Individual Objective Performance comprises 30% of the Participant's Target MBO Bonus.

o Participant -- A full time, regular employee of the Company who is approved by the Chief Executive Officer to be a Participant in the Plan. Plan participation will be prorated based on the length of time a Participant is eligible. No employee of the Company may participate in more than one incentive, bonus or commission plan.

o Participant's MBO Level -- The percentage of pay that the Participant could receive from the Plan if the targeted Company Performance, Business Sector Performance and Individual Performance objectives are achieved at the 100% level. If the Company exceeds its targeted performance goal, the percentage of pay will be increased. The MBO Level for each Participant is recommended to and approved by the Chief Executive Officer and/or Sr. Vice President, Human Resources, as applicable. In addition, Executive Officer MBO levels are approved each year by the Board of Directors.



o     Payment Date --                         Estimated
                        Calendar               Payment
                         Quarter                 Date
                         -------                 ----
                             1st                  May
                             2nd                 August
                             3rd                November
                             4th FORTY-FIVE (45) days after the audit completion by the independent auditors and Board of Directors approval of the Company's fiscal year-end financial statements.

o Payout Percentage -- Percentage of Target MBO Bonus for Company and/or Business Unit achieving specific earnings targets. Participants are eligible to receive 70% of their bonus eligibility when the Compensation Plan Minimum Targets for the Company and the Business Units are achieved, and up to 200% of eligibility if Compensation Plan Stretch Targets for the Company and Business Units are achieved.


           QUARTER      PERCENTAGE OF MBO BONUS PAID         CUMULATIVE TOTAL
           -------      ----------------------------         ----------------
            1st                     12.5%                           12.5%
            2nd                     12.5%                           25.0%
            3rd                     27.0%                           52.0%
            4th                     48.0% plus Individual Portion  100.0%

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            GLENAYRE TECHNOLOGIES, INC. MANAGEMENT BY OBJECTIVE PLAN


      EXAMPLE OF QUARTERLY PAYMENTS WITH ALL COMPONENTS AT 100% OF GOALS.
      Annual Base Salary =     $50,000
      MBO Level =              20%
      Target MBO =             $7,000
      Individual Performance = $3,000
      Total Annual MBO =       $10,000
      Assume 100% of Goals at Each Quarter

      QUARTER     PERCENTAGE OF ELIGIBLE BONUS PAID               DOLLARS PAID
      -------     ---------------------------------               ------------
         1st                        12.5%                         $875
         2nd                        12.5%                         $875
         3rd                        27.0%                         $1,890
         4th                        48.0% plus Individual Portion $6,360
      Total Annual MBO Payment                                    $10,000

o     Plan -- Glenayre Technologies, Inc. Management By Objective Plan (MBO)

o     Plan Year -- January 1 through December 31.

o Targeted Performance -- The Company Performance Target and Business Sector Performance Target as approved by the Board of Directors. Stretch targets are established by the President and Chief Executive Officer and Chief Financial Officer and approved by the Board of Directors. Targeted Performance comprises 70% of the Participant's Target MBO Bonus.